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                                                                      EXHIBIT 12

              GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                Computation of Ratio of Earnings to Fixed Charges

                         Six Months Ended June 29, 2002

                          (Dollar amounts in millions)

                                   (Unaudited)

                                                               Ratio of Earnings
                                                               to Fixed Charges
                                                               -----------------

Net earnings                                                     $        32.3
Provision for income taxes                                                11.4
                                                                 -------------

Earnings before income taxes                                              43.7
                                                                 -------------

Fixed charges:
   Interest                                                                 --
   Interest portion of net rentals                                         0.3
                                                                 -------------

Total fixed charges                                                        0.3
                                                                 -------------

Less interest capitalized, net of amortization                              --
                                                                 -------------

Earnings before income taxes, plus fixed charges                 $        44.0
                                                                 =============

Ratio of earnings to fixed charges                                       146.7
                                                                 =============

For purposes of computing the ratios, fixed charges consist of interest on all indebtedness and one-third of rentals, which management believes is a reasonable approximation of the interest factor of such rentals.